Exhibit 99.1

Dynatrace Reports Third Quarter of Fiscal Year 2020 Financial Results

•	Subscription and Services revenue of $139.4 million, a year-over-year increase of 36%

•	Annualized recurring revenue "ARR" of $534.5 million, a year-over-year increase of 44%

•	GAAP EPS of $0.01 and non-GAAP EPS of $0.10

WALTHAM, Mass, Jan 29, 2020 (Business Wire) - Dynatrace (NYSE: DT), the market-leading software intelligence provider, purpose-built for the enterprise cloud, today released financial results for the third quarter of its fiscal 2020 ended December 31, 2019.

“The third quarter marked another strong performance for Dynatrace, highlighted by record subscription and services revenue, ongoing robust demand for our all-in-one software intelligence platform, and continued strong momentum. We are pleased with our performance across our key operating metrics, which was driven by the combination of new logos and expansion with existing customers,” stated John Van Siclen, Chief Executive Officer. “As companies continue to digitally transform and move to enterprise clouds, Dynatrace remains well positioned to grow market share globally. Consequently, while we continue to execute efficiently and focus on profitability, we remain committed to maintaining our leadership position through ongoing innovation and further expansion of sales and marketing.”

Third Quarter Fiscal 2020 and Other Recent Business Highlights:
Financial Highlights:

•	Total Revenue of $143.3 million, an increase of 25% compared to $114.7 million in Q3 2019

•	Total ARR of $534.5 million, an increase of 44% compared to $372.3 million at the end of Q3 2019

•	Subscription and Services revenue of $139.4 million, an increase of 36% compared to $102.6 million in Q3 2019, and representing 97% of total revenue

•	GAAP Operating Income of $7.6 million and Non-GAAP Operating Income of $37.5 million

•	GAAP EPS of $0.01 and non-GAAP EPS of $0.10

Dynatrace® Platform Highlights:

•	Ended the quarter with 2,208 Dynatrace customers, a sequential increase of 380 from the end of Q2 2020

•	Dynatrace Net Expansion rate at or above 120% for the 7th consecutive quarter

•	Dynatrace ARR represents 87% of total ARR, increasing from 80% of total ARR at the end of Q2 2020

Business Highlights:

•
Extended AI-powered software intelligence to AWS hybrid clouds through our unique SaaS architecture allowing Dynatrace to support AWS hybrid clouds with greater ease and data security than alternative approaches.

•	Paved the way to the autonomous cloud by releasing Keptn, an open source control plane to simplify IT’s journey to NoOps for cloud native environments.

•
Announced the contributions of transaction tracing knowhow and manpower to the OpenTelemetry project to shape the future of open standards-based observability and extend the reach of the Dynatrace Software Intelligence Platform.

Third Quarter 2020 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Three Months Ended December 31,
	2019	2018
Annualized recurring revenue	$534,490	$372,317
Year-over-Year Increase	44%

Revenues:
Total revenue	$143,298	$114,690
Year-over-Year Increase	25%

Subscription and services revenue	$139,403	$102,626
Year-over-Year Increase	36%

Non-GAAP operating income (*)	$37,514	$23,713
Non-GAAP operating margin (*)	26%	21%

Non-GAAP net income (*)	$26,695	$3,582

Non-GAAP net income per share	$0.10	$0.02

Non-GAAP shares outstanding - diluted	280,156	237,468

Unlevered Free Cash Flow (*)	$13,287	$26,033
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of January 29, 2020, Dynatrace is issuing guidance for the fourth quarter and full year fiscal 2020 as follows:

Fourth Quarter of Fiscal Year 2020:

•	Total revenue is expected to be in the range of $147.0 million to $148.0 million

•	Non-GAAP operating income is expected to be in the range of $33.5 million to $34.5 million

•	Non-GAAP net income is expected to be in the range of $21.5 million to $22.5 million

•	Non-GAAP net income per diluted share is expected to be $0.08, based on approximately 284 million diluted weighted-average shares
Full Year Fiscal 2020:

•	Total revenue is expected to be in the range of $542.2 million to $543.2 million

•	Total ARR is expected to be in the range of $563 million to $566 million

•	Non-GAAP operating income is expected to be in the range of $127.5 million to $128.5 million

•	Non-GAAP net income is expected to be in the range of $74.8 million to $75.8 million

•	Non-GAAP net income per diluted share is expected to be $0.28, based on approximately 272 million diluted weighted-average shares

Reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially.

Conference Call and Webcast Information
Dynatrace will host a conference call today, January 29, 2020, to discuss its results and business outlook at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 866-211-4694 (domestic) or 647-689-6731 (international). The call will also be available live via webcast on the Company’s website at https://ir.dynatrace.com. A telephone replay of the conference call will be available at 800-585-8367 or 416-621-4642 (access code 6059566) until February 12, 2020. A webcast replay will be available at https://ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Adjusted EBITDA is defined as Net Income (loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency and stock-based compensation.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform, as well as any upsell generated at the time of conversion.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About Dynatrace
Dynatrace provides software intelligence to simplify enterprise cloud complexity and accelerate digital transformation. With AI and complete automation, our all-in-one platform provides answers, not just data, about the performance of applications, the underlying infrastructure and the experience of all users. That’s why many of the world’s largest enterprises trust Dynatrace to modernize and automate enterprise cloud operations, release better software faster, and deliver unrivaled digital experiences. Curious to see how you can simplify your enterprise cloud? Let us show you. Visit our trial page for a free 15-day Dynatrace trial. To learn more about how Dynatrace can help your business, visit https://www.dynatrace.com, visit our blog and follow us on Twitter @dynatrace.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2020, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring and infrastructure monitoring, continued spending on and demand for software intelligence solutions, our ability to successfully convert and upsell our customers as they convert from our Classic products to the Dynatrace® platform, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on November 4, 2019 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Subscription	$128,518	$91,661	$352,451	$251,974
License	3,895	12,064	10,424	32,805
Service	10,885	10,965	32,351	30,019
Total revenue	143,298	114,690	395,226	314,798
Cost of revenue:
Cost of subscription	16,297	13,534	55,930	40,922
Cost of service	8,584	7,731	29,240	22,148
Amortization of acquired technology	3,824	4,558	12,624	13,780
Total cost of revenue	28,705	25,823	97,794	76,850
Gross profit	114,593	88,867	297,432	237,948

Operating expenses:
Research and development	22,517	17,643	94,772	55,229
Sales and marketing	52,400	43,275	210,581	130,667
General and administrative	21,883	19,672	140,718	64,764
Amortization of other intangibles	10,039	11,879	30,242	35,892
Restructuring and other	199	(24)	1,093	459
Total operating expenses	107,038	92,445	477,406	287,011
Income (loss) from operations	7,555	(3,578)	(179,974)	(49,063)
Interest expense, net	(5,995)	(21,060)	(39,715)	(49,242)
Other income (expense), net	67	(146)	307	2,278
Income (loss) before income taxes	1,627	(24,784)	(219,382)	(96,027)
Income tax benefit (expense)	136	2,682	(245,344)	10,431
Net income (loss)	$1,763	$(22,102)	$(464,726)	$(85,596)
Net income (loss) per share:
Basic	$0.01	$(0.09)	$(1.78)	$(0.36)
Diluted	$0.01	$(0.09)	$(1.78)	$(0.36)
Weighted average shares outstanding:
Basic	277,926	236,024	260,383	235,648
Diluted	280,156	236,024	260,383	235,648
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Cost of revenues	$1,317	$476	$17,346	$3,466
Research and development	2,173	1,009	36,679	7,590
Sales and marketing	6,707	2,179	78,592	14,640
General and administrative	3,316	2,393	77,067	16,589
Total share-based compensation expense	$13,513	$6,057	$209,684	$42,285

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	March 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$188,555	$51,314
Accounts receivable, net of allowance for doubtful accounts	166,481	115,431
Deferred commissions, current	36,343	27,705
Prepaid expenses and other current assets	20,065	18,768
Total current assets	411,444	213,218
Property and equipment, net	28,030	17,925
Goodwill	1,270,650	1,270,120
Other intangible assets, net	215,784	259,123
Deferred tax assets, net	10,714	10,678
Deferred commissions, non-current	36,727	31,545
Other assets	8,981	7,649
Receivable from related party	5,977	1,108
Total assets	$1,988,307	$1,811,366

Liabilities and shareholders' equity / member's deficit
Current liabilities:
Accounts payable	$10,832	$6,559
Accrued expenses, current	86,194	64,920
Current portion of long-term debt	—	9,500
Deferred revenue, current	352,207	272,772
Payable to related party	—	597,150
Total current liabilities	449,233	950,901
Deferred revenue, non-current	79,111	92,973
Accrued expenses, non-current	18,048	98,359
Deferred tax liabilities	2,489	47,598
Long-term debt, net of current portion	540,236	1,011,793
Total liabilities	1,089,117	2,201,624
Commitments and contingencies
Shareholders' equity / member's deficit:
Common shares, $0.001 par value, 600,000,000 shares authorized, 280,784,786 shares issued and outstanding at December 31, 2019	281	—
Common units, no par value, 100 units authorized, issued and outstanding at March 31, 2019	—	—
Additional paid-in capital	1,560,559	(184,546)
Accumulated deficit	(640,728)	(176,002)
Accumulated other comprehensive loss	(20,922)	(29,710)
Total shareholders' equity / member's deficit	899,190	(390,258)
Total liabilities and shareholders' equity / member's deficit	$1,988,307	$1,811,366

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(464,726)	$(85,596)
Adjustments to reconcile net loss to cash (used in) provided by operations:
Depreciation	5,977	5,425
Amortization	44,098	54,852
Share-based compensation	209,684	42,285
Deferred income taxes	(45,686)	(15,979)
Other	4,313	661
Net change in operating assets and liabilities:
Accounts receivable	(49,022)	(19,290)
Deferred commissions	(13,484)	(7,445)
Prepaid expenses and other assets	(692)	(814)
Accounts payable and accrued expenses	37,537	21,222
Deferred revenue	64,905	89,612
Net cash (used in) provided by operating activities	(207,096)	84,933

Cash flows from investing activities:
Purchase of property and equipment	(15,143)	(4,866)
Capitalized software additions	(729)	(790)
Net cash used in investing activities	(15,872)	(5,656)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	590,297	—
Settlement of deferred offering costs	(5,000)	—
Proceeds from term loans	—	1,120,000
Debt issuance costs	—	(16,288)
Repayment of term loans	(485,189)	(25,856)
Payments to related parties	—	(1,177,021)
Contribution for tax associated with reorganization	265,000	—
Equity repurchases	(150)	(649)
Installments related to acquisition	(4,694)	(3,653)
Net cash provided by (used in) financing activities	360,264	(103,467)

Effect of exchange rates on cash and cash equivalents	(55)	(2,535)

Net increase (decrease) in cash and cash equivalents	137,241	(26,725)

Cash and cash equivalents, beginning of period	51,314	77,581
Cash and cash equivalents, end of period	$188,555	$50,856

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended December 31, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$28,705	$(1,317)	$(3,824)	$—	$23,564
Gross profit	114,593	1,317	3,824	—	119,734
Gross margin	80%				84%
Research and development	22,517	(2,173)	—	—	20,344
Sales and marketing	52,400	(6,707)	—	—	45,693
General and administrative	21,883	(3,316)	—	(2,384)	16,183
Amortization of other intangibles	10,039	—	(10,039)	—	—
Restructuring and other	199	—	—	(199)	—
Operating income	7,555	13,513	13,863	2,583	37,514
Operating margin	5%				26%

	Three Months Ended December 31, 2018
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$25,823	$(476)	$(4,558)	$—	$20,789
Gross profit	88,867	476	4,558	—	93,901
Gross margin	77%				82%
Research and development	17,643	(1,009)	—	—	16,634
Sales and marketing	43,275	(2,179)	—	—	41,096
General and administrative	19,672	(2,393)	—	(4,821)	12,458
Amortization of other intangibles	11,879	—	(11,879)	—	—
Restructuring and other	(24)	—	—	24	—
Operating (loss) income	(3,578)	6,057	16,437	4,797	23,713
Operating margin	(3)%				21%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Three Months Ended December 31,
	2019	2018
Non-GAAP net income:
Net income (loss)	$1,763	$(22,102)
Income tax benefit	(136)	(2,682)
Cash paid for tax	(4,209)	(1,374)
Tax associated with reorganization	1,558	—
Related party tax	(1,558)	—
Interest expense, net	5,995	21,060
Cash paid for interest	(6,610)	(18,757)
Share-based compensation	13,513	6,057
Amortization of other intangibles	10,039	11,879
Amortization of acquired technology	3,824	4,558
Transaction and sponsor related costs	2,384	4,821
Restructuring and other	199	(24)
(Gain) loss on currency translation	(67)	146
Non-GAAP net income	$26,695	$3,582

Share count:
Weighted-average shares outstanding - basic	277,926	236,024
Weighted-average shares outstanding - diluted	280,156	236,024

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	277,926	236,024
Weighted-average shares outstanding - diluted	280,156	237,468

Net income (loss) per share:
Net income (loss) per share - basic	$0.01	$(0.09)
Net income (loss) per share - diluted	$0.01	$(0.09)
Non-GAAP net income per share - basic	$0.10	$0.02
Non-GAAP net income per share - diluted	$0.10	$0.02

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended December 31,		Trailing Twelve Months Ended December 31, 2019
	2019	2018
Adjusted EBITDA:
Net income (loss)	$1,763	$(22,102)	$(495,324)
Income tax (benefit) expense	(136)	(2,682)	232,058
Interest expense, net	5,995	21,060	60,318
Amortization	14,288	18,155	62,038
Depreciation	2,006	1,840	7,871
Restructuring and other	199	(24)	2,397
Transaction and sponsor related costs	2,384	4,821	22,788
(Gain) loss on currency translation	(67)	146	(670)
Share-based compensation	13,513	6,057	238,550
Adjusted EBITDA	$39,945	$27,271	$130,026

	Three Months Ended December 31,
	2019	2018
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by operating activities	$11,132	$8,773
Cash paid for interest expense	6,610	18,757
Restructuring and other	199	(24)
Purchase of property, plant, and equipment	(5,385)	(1,605)
Transaction and sponsor related costs	2,384	4,821
Tax associated with reorganization	1,558	—
Related party tax	(1,558)	—
Total uFCF	14,940	30,722
Interest tax adjustment	(1,653)	(4,689)
uFCF (After tax adjustment)	$13,287	$26,033

	December 31, 2019
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$540,236
Cash	188,555
Net debt	351,681

TTM Adjusted EBITDA	$130,026
Leverage Ratio	2.7	x

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Nine Months Ended December 31, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$97,794	$(17,346)	$(12,624)	$—	$67,824
Gross profit	297,432	17,346	12,624	—	327,402
Gross margin	75%				83%
Research and development	94,772	(36,679)	—	—	58,093
Sales and marketing	210,581	(78,592)	—	—	131,989
General and administrative	140,718	(77,067)	—	(20,338)	43,313
Amortization of other intangibles	30,242	—	(30,242)	—	—
Restructuring and other	1,093	—	—	(1,093)	—
Operating (loss) income	(179,974)	209,684	42,866	21,431	94,007
Operating margin	(46)%				24%

	Nine Months Ended December 31, 2018
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$76,850	$(3,466)	$(13,780)	$—	$59,604
Gross profit	237,948	3,466	13,780	—	255,194
Gross margin	76%				81%
Research and development	55,229	(7,590)	—	—	47,639
Sales and marketing	130,667	(14,640)	—	—	116,027
General and administrative	64,764	(16,589)	—	(10,093)	38,082
Amortization of other intangibles	35,892	—	(35,892)	—	—
Restructuring and other	459	—	—	(459)	—
Operating (loss) income	(49,063)	42,285	49,672	10,552	53,446
Operating margin	(16)%				17%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Nine Months Ended December 31,
	2019	2018
Non-GAAP net income:
Net loss	$(464,726)	$(85,596)
Income tax expense (benefit)	245,344	(10,431)
Cash paid for tax	(268,281)	(3,451)
Tax associated with reorganization	255,800	—
Related party tax	5,752	—
Interest expense, net	39,715	49,242
Cash paid for interest	(34,001)	(24,647)
Share-based compensation	209,684	42,285
Amortization of other intangibles	30,242	35,892
Amortization of acquired technology	12,624	13,780
Transaction and sponsor related costs	20,338	10,093
Restructuring and other	1,093	459
Gain on currency translation	(307)	(2,278)
Non-GAAP net income	$53,277	$25,348

Share count:
Weighted-average shares outstanding - basic	260,383	235,648
Weighted-average shares outstanding - diluted	260,383	235,648

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	260,383	235,648
Weighted-average shares outstanding - diluted	265,112	236,374

Net (loss) income per share:
Net loss per share - basic	$(1.78)	$(0.36)
Net loss per share - diluted	$(1.78)	$(0.36)
Non-GAAP net income per share - basic	$0.20	$0.11
Non-GAAP net income per share - diluted	$0.20	$0.11

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Nine Months Ended December 31,
	2019	2018
Adjusted EBITDA:
Net loss	$(464,726)	$(85,596)
Income tax expense (benefit)	245,344	(10,431)
Interest expense, net	39,715	49,242
Amortization	44,098	54,852
Depreciation	5,977	5,425
Restructuring and other	1,093	459
Transaction and sponsor related costs	20,338	10,093
Gain on currency translation	(307)	(2,278)
Share-based compensation	209,684	42,285
Adjusted EBITDA	$101,216	$64,051

	Nine Months Ended December 31,
	2019	2018
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash (used in) provided by operating activities	$(207,096)	$84,933
Cash paid for interest expense	34,001	24,647
Restructuring and other	1,093	459
Purchase of property, plant, and equipment	(15,143)	(4,866)
Transaction and sponsor related costs	20,338	10,093
Tax associated with reorganization	255,800	—
Related party tax	5,752	—
Total uFCF	94,745	115,266
Interest tax adjustment	(8,500)	(6,162)
uFCF (After tax adjustment)	$86,245	$109,104

Contacts

Marc P. Griffin
646-277-1290
Marc.Griffin@ICRinc.com

Michael Bowen
203-682-8299
Michael.Bowen@ICRinc.com

Media Relations
Jack Murphy
646-677-1834
Jack.Murphy@ICRinc.com

Mike Maciag
Dynatrace
Mike.Maciag@dynatrace.com
650-279-3655